Exhibit 99.1

Finish Line Announces Cash Dividend

INDIANAPOLIS, January 19, 2006/PRNewswire-FirstCall/ -- The Finish Line, Inc. (Nasdaq: FINL) announced today that its Board of Directors has declared a quarterly cash dividend of $0.025 per share of Class A and Class B common stock. The quarterly cash dividend will be payable on March 13, 2006, to stockholders of record on February 24, 2006.

The Finish Line, Inc. is one of the nation’s leading athletic specialty retailers offering the best selection of athletic footwear, apparel and accessories for men, women and kids. Finish Line is publicly traded on the NASDAQ National Market under the symbol FINL and currently operates 657 Finish Line stores in 48 states and online. In addition, the Company also operates 51 Man Alive stores in 13 states. To learn more about The Finish Line, visit http://www.finishline.com and to learn more about Man Alive visit http://www.manalive.com.

Investor Relations:

CONTACT:	Kevin S. Wampler, 317-899-1022, ext. 6914 Executive Vice President - CFO The Finish Line, Inc., Indianapolis

Media Requests:

CONTACT:	Elise Hasbrook, 317-899-1022, ext. 6827 Corporate Communications Manager The Finish Line, Inc., Indianapolis